[LOGO] HUGO

                                                  Hugo International Telecom Inc
                                                  C/O 5 Shaftesbury Court
                                                  Chalvey Park
                                                  Slough SL1 2ER
                                                  UK

                                                  Tel: +44 (0) 1784 482710
                                                  Fax: +44 (0) 1784 482710
                                                  E-Mail: davidfoder@hugoint.com

Consulting Agreement:

Date: 1st November 2004

This agreement is being entered into between Hugo International Telecom, Inc. ("HGOI") and Jesse Dylan Capital, Inc. ("JDC") on the 1st day of November, 2004. Whereby HGOI is seeking Management Consulting services and JDC is capable of providing such services.

It is agreed the JDC will provide HGOI with the following services:
      a)    Develop a business plan for HGOI
      b) Locate Officers and Directors to replace existing Officers and Directors
      c)    Negotiate settlements with HGOI creditors
      d)    Seek sources of Financing for HGOI
      e) Initiate effort to bring HGOI's accounting reports and SEC filings up to date

It is agreed the HGOI will pay JDC US$296,000.00 in lieu of cash JDC has agreed to receive 29,500,000 shares of restricted HGOI common stock. HGOI will distribute the common stock to JDC and its designees.

Accept and agreed to:


/s/ David Foden
------------------------------------------
David Foden, CEO and Sole Director of
Hugo International Telecom, Inc.


/s/ John Figliolini
------------------------------------------
John Figliolini, President
Jesse Dylan Capital, Inc.